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                                                                   EXHIBIT 99.1


                                   [AFC LOGO]


AFC ENTERPRISES ANNOUNCES THE ANNUAL REPORT ON FORM 10-K FOR 2002 AND RESTATED FINANCIAL STATEMENTS FOR 2000 AND 2001 CONFERENCE CALL AND WEBCAST

ATLANTA, Dec 15, 2003 -- AFC Enterprises, Inc. (Ticker: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today filed its Annual Report on Form 10-K for 2002 and restated financial statements for fiscal years 2000 and 2001 after the market close. The Company will provide a press release highlighting these results. AFC will host a conference call on Tuesday, December 16, 2003, at 10:00 A.M. ET to review these results and provide an update on the overall business. The Company will also be releasing a mid-quarter business update for the fourth quarter of 2003 prior to the conference call.

A live listen-only webcast of the conference call will be available on the AFC website at http://www.afce.com . A replay of the conference call and the question/answer session will be available at the Company's website for 90 days following the call.

AFC Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,033 restaurants, bakeries and cafes as of October 5, 2003, in the United States, Puerto Rico and 35 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R), and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.7 billion in 2002 and can be found on the World Wide Web at www.afce.com .

Contact Information
Felise Glantz Kissell, Vice President, Investor Relations & Finance
(770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the outcome of the ongoing audits, the restatement of the our financial statements, the delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with the restatement of our financial statements, the inability to attract and retain additional qualified management personnel, our ability to comply with covenants contained in our credit facility, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees' ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 30, 2001 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.